EXHIBIT 99
[LOGO]

FOR IMMEDIATE RELEASE

Contact: Richard Goodman                    At The Financial Relations Board
         Chief Financial Officer            Joann Mahaffey (general information)
         (407)532-1000                      Allison Parker (analyst contact)
                                            (415)986-1591

                       SUNTERRA CORPORATION REPORTS RECORD
                              THIRD QUARTER RESULTS

    THIRD QUARTER REVENUES UP 21%, NET INCOME UP 22%, AND DILUTED EPS UP 21%

ORLANDO, FLORIDA, November 3, 1999 - Sunterra Corporation (NYSE: OWN) today announced record revenues and net income for the third quarter, building on its record first half performance.

         Third quarter revenues were up 21% to a record $153 million, fueled by a 21% increase in vacation ownership interest sales. This top line growth generated a 22% rise in net income and a 21% increase in diluted earnings per share. Net income for the quarter reached $17.5 million versus $14.3 million in the comparable year-earlier period, and diluted EPS was $0.46 per share, up from $0.38 last year.

         "Our third quarter performance was very strong across the board," commented L. Steven Miller, Sunterra's President and CEO. "We had solid top line growth; and with cost of sales and advertising/sales/marketing costs within target ranges, we were able to generate commensurate bottom line growth even as we continued to invest in the infrastructure required to build Club Sunterra."

         "The roll-out of Club Sunterra continues on schedule. We are currently introducing Club Sunterra at key locations in the West, including Sedona and Scottsdale, and will have the entire network on points-based sales by year-end. The sales force is enthusiastic and the comparable year-over-year sales increases indicate that our customers are as well."

         "In addition to providing our customers with an enhanced offering, Club Sunterra also serves as a flexible, points-based platform on which we can expand our relationship with existing customers and provide entry points for potential new customers -- in part through wide-ranging affiliations with other travel-related companies," continued Miller. "For example, in the third quarter we announced our participation in American Airlines AADVANTAGE Program. We also announced an agreement with MemberWorks that

                                     -MORE-

Sunterra Corporation Reports Record 1999 Third Quarter Results
November 3, 1999
Page 2

includes a unique package of entertainment, dining, travel and other leisure lifestyle benefits, called Sunterra Privileges. We have also developed points-based trial programs for customers whom we are soliciting for the first time. We began selling these through the largest Century 21 franchisee, located in the Midwest, and are launching a similar program in Texas with a major franchisee of another nationally recognized real estate broker. Looking ahead, we will be announcing further major tie-ins during the fourth quarter of this year - all with the objective of significantly broadening the base of active vacationers who rely on the Sunterra brand to fulfill their vacation needs, and in the process generating increasing levels of recurring revenue."

         "The ultimate opportunity to broaden our reach obviously relates to the internet, and `Sunterra.com' is clearly the industry's most advanced and user-friendly web site. Not only can anyone take a virtual tour of each of our 70 resorts and obtain information about Club Sunterra member benefits and special programs, but all consumers can also instantly fulfill reservations for mini-vacations and rental specials directly on-line with credit card information. Indeed, we're using our web-based technology to develop private label booking engines that will handle on-line booking for Sunterra resorts at other travel-related sites, such as Vacationspot.com. In addition, the data base applications of this technology allow us to conduct fully automated lead generation and lead management programs on the web."

         "The combination of all these efforts supports our strategic plan to substantially expand the community of Club Sunterra vacationers, increase efficiencies and reduce costs in our lead generation activities, drive recurring revenues in new and existing business lines, and continue strong growth not only in our vacation interest sales but in the income we derive from our property management and rental businesses as well," concluded Miller.

THIRD QUARTER RESULTS

         Revenues increased 21% from $127 million to $153 million in the quarter. This growth primarily reflected a 21% increase in Vacation Ownership Interest sales, which grew to $125 million from $103 million in the comparable year-earlier period. About three-quarters of this $22 million increase related to higher sales at resorts open in the comparable year earlier period and about one-quarter to resorts acquired or developed during the prior twelve months. This internal growth reflects the wide acceptance of Club Sunterra at our existing resorts where we have introduced it this year. Growth was fueled largely by a 22% increase in transactions.

         Other income was up 18% for the quarter, primarily related to strong increases in management fees and rental income as well as to membership revenue from Club Sunterra. The growth would have been significantly higher except for the adverse impact of Hurricane Floyd on rental revenue during September.

Sunterra Corporation Reports Record 1999 Third Quarter Results
November 3, 1999
Page 3

         The number of Sunterra vacation owner families reached 273,000 at September 30, 1999, up 21% from approximately 225,000 owners twelve months earlier. There were 90 operating resorts at the end of the third quarter, 3 more than the year-earlier period. The company is currently in active construction at 16 of our existing locations and is completing a new resort in San Diego that will be opening in the first quarter of next year. In addition, in mid-October we acquired our first property in Germany. It is located in the foothills of the Bavarian Alps, approximately 45 minutes driving time from Munich.

         During the third quarter, the Company reported a pretax gain of $2.5 million on the sale of about $72 million of mortgages receivable, most of which were sold into our off-balance sheet conduit as part of our continuing program of monetizing the sales that we finance for our customers. In the comparable year-earlier period, there was a $1.0 million gain on sale of mortgages receivable. The quarter-over-quarter net positive P&L impact from mortgages receivable sales was more than offset, however, by the lower than expected current quarter vacation ownership sales and rental revenues as a result of Hurricane Floyd, which reduced diluted EPS by about 3 cents. Excluding both the gains on the mortgages receivable as well as the effect of the Hurricane, net income was up 25% and diluted EPS 22% and from quarter to quarter.

         The $72 million in third quarter mortgages receivable sales, together with $70 million of first-half sales into conduits, securitizations and other vehicles, resulted in an $11 million decrease in net mortgages receivable since the beginning of the year (from $336 million to $325 million) even though there was a 25% increase in sales for the nine months ended September 30, 1999.

         At the end of the third quarter, mortgages serviced by the Company (including securitized mortgages) in excess of 60 days past due totaled 6.4% as a percentage of gross mortgages receivable, down from 6.9% in the comparable year-earlier period. Net of inventory recoveries, these percentages are 4.4% and 4.7%, respectively. The allowance for doubtful accounts as a percentage of gross mortgages receivable was 6.4%, up from 6.3% a year ago.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30

         Revenues were up 24% for the first nine months of the year to a record $402 million, primarily reflecting a 25% increase in vacation ownership interest sales to $327 million and a 36% increase in Other Income on the strength of higher management, rental, membership and other fees.

         The strong revenue growth fueled a 31% increase in net income - from $31.3 million in the first nine months of 1998 to $41.0 million in the first nine months of this

Sunterra Corporation Reports Record 1999 Third Quarter Results
November 3, 1999
Page 4

year. Over this same period, diluted earnings per share grew by 30% from $0.84 per share to $1.09 per share.

         Sunterra Corporation is the largest international owner and manager of vacation ownership resorts, with 90 resort locations around the world and 273,000 owner families. In addition, Sunterra manages 18 third-party condominium and other resorts in Hawaii. The Company's operations consist of (i) marketing and selling vacation interests, (ii) developing, acquiring and operating vacation ownership resorts, (iii) financing customers' purchases and (iv) providing resort rental, management and maintenance services.

         This release contains forward-looking statements, which include Sunterra's expansion plans, future prospects, forecasts and other statements of expectations. Although management believes these statements are based on reasonable assumptions, actual results may differ materially from those expressed in any of our forward looking statements due to, among other things, factors related to the timing and terms of future acquisitions and the introduction of Club Sunterra, mortgages receivable financing, integration of acquired operating companies and resort properties and other factors identified in Sunterra's filings with the Securities and Exchange Commission, including those set forth in Parts I and II of Sunterra's Annual Report on Form 10-K for the year ended December 31, 1998 and in Sunterra's current reports on Forms 10-Q and Forms 8-K filed during 1999.


                          - FINANCIAL TABLES FOLLOW -

Sunterra Corporation Reports Record 1999 Third Quarter Results
November 3, 1999
Page 5

                              SUNTERRA CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                               THREE MONTHS ENDED
                           ($ IN THOUSANDS, UNAUDITED)


                                                                         SEPTEMBER 30,
                                                                   ------------------------
                                                                       1999         1998
------------------------------------------------------------------------------   ----------
REVENUES:
Vacation Interests sales                                            $ 125,122    $ 103,292
Interest income                                                        15,438       14,208
Gain on sale of receivables                                             2,501        1,032
Other income                                                           10,084        8,520
                                                                    ---------    ---------
     TOTAL REVENUES                                                   153,145      127,052
                                                                    ---------    ---------
COSTS & OPERATING EXPENSES:
Vacation Interests cost of sales                                       31,820       24,291
Advertising, sales and marketing                                       57,734       45,472
Loan portfolio:
    Provision for doubtful accounts                                     2,144        3,252
    Other expenses                                                      1,944          727
General and administrative                                             16,462       13,182
Depreciation and amortization                                           4,259        3,258
                                                                    ---------    ---------
     Total costs & operating expenses                                 114,363       90,182
                                                                    ---------    ---------
INCOME FROM OPERATIONS                                                 38,782       36,870
Interest expense                                                       10,831       13,310
Minority interest in profits of consolidated limited partnerships           3         --
Equity (gain)/loss on investment in joint ventures                       (744)          38
                                                                    ---------    ---------
INCOME BEFORE PROVISION FOR TAXES                                      28,692       23,522
Provision for income taxes                                             11,189        9,173
                                                                    ---------    ---------
Net income before nonrecurring items                                   17,503       14,349
Extraordinary item, net of taxes                                         --           --
                                                                    ---------    ---------
NET INCOME                                                          $  17,503    $  14,349
                                                                    =========    =========
NET INCOME - DILUTED                                                $  18,713    $  15,559
                                                                    =========    =========

SHARES OUTSTANDING:
    Basic                                                              35,932       35,888
    Diluted                                                            41,055       40,793

EARNINGS PER SHARE -- BEFORE EXTRAORDINARY ITEM:
    Basic                                                           $    0.49    $    0.40
    Diluted                                                         $    0.46    $    0.38

EARNINGS PER SHARE:
    Basic                                                           $    0.49    $    0.40
    Diluted                                                         $    0.46    $    0.38


Sunterra Corporation Reports Record 1999 Third Quarter Results
November 3, 1999
Page 6


                              SUNTERRA CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                NINE MONTHS ENDED
                           ($ IN THOUSANDS, UNAUDITED)


                                                                        SEPTEMBER 30,
                                                                    ----------------------
                                                                       1999        1998
-----------------------------------------------------------------------------    ---------
REVENUES:
Vacation Interests sales                                            $ 326,550    $ 260,834
Interest income                                                        39,832       38,979
Gain on sale of receivables                                             5,441        1,032
Other income                                                           30,109       22,207
                                                                    ---------    ---------
     TOTAL REVENUES                                                   401,932      323,052
                                                                    ---------    ---------
COSTS & OPERATING EXPENSES:
Vacation Interests cost of sales                                       81,725       61,928
Advertising, sales and marketing                                      149,887      117,849
Loan portfolio:
    Provision for doubtful accounts                                     7,122        9,412
    Other expenses                                                      4,030        2,930
General and administrative                                             48,353       37,247
Depreciation and amortization                                          10,888        7,914
                                                                    ---------    ---------
     Total costs & operating expenses                                 302,005      237,280
                                                                    ---------    ---------
INCOME FROM OPERATIONS                                                 99,927       85,772
Interest expense                                                       35,131       34,238
Minority interest in profits of consolidated limited partnerships         (58)        --
Equity (gain)/loss on investment in joint ventures                     (2,388)           7
                                                                    ---------    ---------
INCOME BEFORE PROVISION FOR TAXES                                      67,242       51,527
Provision for income taxes                                             26,224       20,095
                                                                    ---------    ---------
Net income before nonrecurring items                                   41,018       31,432
Extraordinary item, net of taxes                                         --            129
                                                                    ---------    ---------
NET INCOME                                                          $  41,018    $  31,303
                                                                    =========    =========
NET INCOME - DILUTED                                                $  44,648    $  34,933
                                                                    =========    =========

SHARES OUTSTANDING:
    Basic                                                              35,920       35,888
    Diluted                                                            40,958       41,357

EARNINGS PER SHARE -- BEFORE EXTRAORDINARY ITEM:
    Basic                                                           $    1.14    $    0.88
    Diluted                                                         $    1.09    $    0.85

EARNINGS PER SHARE:
    Basic                                                           $    1.14    $    0.87
    Diluted                                                         $    1.09    $    0.84

Sunterra Corporation Reports Record 1999 Third Quarter Results
November 3, 1999
Page 7

                              SUNTERRA CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                        SEPTEMBER 30,    DECEMBER 31,
                                            1999             1998
                                        -------------    ------------
                                        (unaudited)
ASSETS:
Cash and cash in escrow                  $   46,436      $   54,201
Mortgages receivable, net                   325,157         335,982
Retained interests                           46,904          12,518
Receivables and other assets                 90,634          86,087
Investment in joint ventures                 23,231          17,876
Real estate and development costs           355,727         336,620
Property and equipment, net                 116,338          81,125
Intangible assets, net                       95,387          96,723
                                         ----------      ----------
       TOTAL ASSETS                      $1,099,814      $1,021,132
                                         ----------      ----------
LIABILITIES AND EQUITY:
Accounts payable                         $   30,743      $   21,864
Accrued liabilities                          83,926          80,242
Income taxes payable                          7,452           9,240
Deferred taxes                               47,124          30,984
Notes payable                               635,503         627,089
                                         ----------      ----------
       TOTAL LIABILITIES                    804,748         769,419
                                         ----------      ----------
Stockholders' equity                        295,066         251,713
                                         ----------      ----------
       TOTAL LIABILITIES AND EQUITY      $1,099,814      $1,021,132
                                         ==========      ==========

                                      # # #